EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-124296) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of January 16, 2003),

(2)	Registration Statement (Form S-3 No. 333-166303) of AK Steel Holding Corporation and AK Steel Corporation (as amended as of November 13, 2012),

(3)	Registration Statement (Form S-8 No. 333-168541) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 18, 2010),

(4)	Registration Statement (Form S-8 No. 333-199853) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 20, 2014),

(5)	Registration Statement (Form S-3 No. 333-194078) of AK Steel Holding Corporation and AK Steel Corporation (as amended as of September 8, 2014),

(6)	Registration Statement (Form S-3 No. 333-210785) of AK Steel Holding Corporation and AK Steel Corporation (as amended as of June 13, 2016), and

(7)	Registration Statement (Form S-8 No. 333-212777) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of May 26, 2016),

of our reports dated February 17, 2017, with respect to the consolidated financial statements of AK Steel Holding Corporation and the effectiveness of internal control over financial reporting of AK Steel Holding Corporation included in this Annual Report (Form 10-K) of AK Steel Holding Corporation for the year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio
February 17, 2017